Exhibit 99.1

Westell News Release

News Release: FOR IMMEDIATE RELEASE

For additional information, contact:

Brian Cooper
Chief Financial Officer
Westell Technologies, Inc.
630.375.4740 BCooper@westell.com

Westell Technologies Completes Acquisition of Kentrox

AURORA, IL, April 1, 2013 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of telecommunications equipment for wireline, wireless and home networks, announced that the previously announced transaction to acquire Kentrox®, Inc. closed today. The acquisition agreement was announced on March 18, 2013.

Based in Dublin, Ohio, Kentrox, Inc. is a worldwide leader in intelligent site management solutions, providing comprehensive monitoring, management and control of any site. The machine-to-machine (M2M) communications Kentrox provides enable service providers, tower operators, and other network operators to reduce operating costs while improving network performance. With more than 1 million products successfully deployed in tower, carrier, and enterprise environments, Kentrox is a trusted partner for transforming networks into high quality, reliable systems. The company provides solutions to customers in North and South America, Australia, Africa, and Europe.
About Westell

Westell Technologies, Inc., headquartered in Aurora, Illinois, designs, distributes, markets and services a broad range of carrier-class communications equipment. This includes digital transmission, intelligent site management, power distribution, demarcation and cell-site optimization products used by wireline and wireless telecommunications service providers, industrial customers, and home network users. For more information, please visit www.westell.com and www.kentrox.com.